UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2016

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois		60179
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 8, 2016, Sears Holdings Corporation (the “Company”), through Sears, Roebuck and Co., Sears Development Co., Innovel Solutions, Inc., Big Beaver of Florida Development, LLC and Kmart Corporation (collectively, “Borrowers”), entities wholly-owned and controlled, directly or indirectly by the Company, obtained a $500 million secured short-term loan facility (the “Loan Facility”) from JPP, LLC, JPP II, LLC, and Cascade Investment, L.L.C. (collectively, the “Lenders”). Mr. Edward S. Lampert, the Company’s Chief Executive Officer and Chairman, is the sole stockholder, chief executive officer and director of ESL Investments, Inc., which controls JPP, LLC and JPP II, LLC. $250 million was funded under the Loan Facility on April 8, 2016, and, subject to the satisfaction of certain conditions, up to an additional $250 million may be drawn by the Company prior to July 7, 2017, the maturity date of the Loan Facility. The Company expects to use the proceeds of the Loan Facility for general corporate purposes.

The Loan Facility will have an annual base interest rate of 8%, with accrued interest payable monthly during the term of the Loan Facility. The Borrowers paid an upfront commitment fee equal to 1.0% of the full principal amount of the Loan Facility and also are required to pay a funding fee equal to 1.0% of the amounts drawn under the Loan Facility at the time such amounts are drawn. If amounts remain outstanding or committed under the Loan Facility after nine months, a delayed origination fee equal to 0.5% of such amounts becomes payable, and if amounts remain outstanding or committed under the Loan Facility after 12 months, an additional delayed origination fee equal to 0.5% of such amounts becomes payable.

The Loan Facility is guaranteed by the Company, is currently secured by a first priority lien on 13 real properties owned by the Borrowers, and will be secured by an additional 8 real properties beginning on the date any additional amounts are drawn. In certain circumstances, the Lenders may exercise the right to require the Borrowers to replace one or more of the mortgaged properties with substitute properties. The Loan Facility includes customary representations and warranties, indemnities and covenants, including with respect to the condition and maintenance of the real property collateral.

The Loan Facility has customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, and bankruptcy or insolvency proceedings. If there is an event of default, the Lenders may declare all or any portion of the outstanding indebtedness to be immediately due and payable, exercise any rights they might have under any of the Loan Facility documents (including against the collateral), and require the Borrowers to pay a default interest rate equal to the greater of (i) 2.5% in excess of the base interest rate and (ii) the prime rate plus 1%. The Loan Facility may be prepaid at any time in whole or in part, without penalty or premium.

Under the terms of the Loan Facility, the Company is required to retain a broker and use commercially reasonably efforts to syndicate the Loan Facility. Any lender who provides a portion of the Loan Facility as part of the syndication will be entitled to share (based on loan amount and time outstanding) in the origination and funding fees. JPP, LLC and JPP II, LLC, on the one hand, and Cascade Investment, L.L.C., on the other, each provided $125 million of the initial $250 million drawn under the Loan Facility and have committed to provide any portion of the Loan Facility that is not syndicated to other lenders.

Also on April 8, 2016, the Company, Sears Roebuck Acceptance Corp. (“SRAC”) and Kmart Corporation (together with SRAC, the “ABL Borrowers”) entered into an amendment to the Third Amended and Restated Credit Agreement, dated as of July 21, 2015 (the “Credit Agreement”), with a syndicate of lenders, including Bank of America, N.A. (the “Bank”), as agent. The amendment to the Credit Agreement was executed in connection with the closing of the Company’s previously announced $750 million Senior Secured Term Loan under the Credit Agreement (the “Term Loan”).

Amounts borrowed pursuant to the Term Loan will bear interest at a rate equal to the London Interbank Offered Rate (“LIBOR”) plus 750 basis points, subject to a 1.00% LIBOR floor. The Company received approximately $722 million in net proceeds from the Term Loan, which proceeds were used to reduce outstanding borrowings under its asset-based revolving credit facility. The Term Loan has a maturity date of July 20, 2020, which is the same maturity date as the Company’s $1.971 billion revolving credit facility commitments, and does not amortize. The amendment provides for a premium of 2% of the aggregate principal amount of the Term Loan prepaid on or prior to April 8, 2017 and 1% of the aggregate principal amount of the Term Loan prepaid after April 8, 2017 and on or prior to April 8, 2018. The obligations under the Credit Agreement, including the Term Loan, are secured by a first lien on substantially all of the domestic inventory and credit card and pharmacy receivables of the Company and its subsidiaries and aggregate advances under the Credit Agreement are subject to a borrowing base formula. The Credit Agreement is guaranteed by all domestic subsidiaries of the Company that own inventory or credit card or pharmacy receivables. The other material terms of the Credit Agreement were not modified by the amendment.

The foregoing descriptions of the Loan Facility and the amendment to the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement for the Loan Facility, the First Amendment to the Credit Agreement and the Confirmation, Ratification and Amendment of Ancillary Loan Documents for the Credit Agreement, copies of which are being filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and are incorporated herein by reference.

Item 8.01. Other Events

On April 8, 2016, the Company issued a press release announcing the entry into the Loan Facility and the amendment to the Credit Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Loan Agreement, dated April 8, 2016, by and among JPP, LLC, JPP II, LLC, Cascade Investment, L.L.C., Sears, Roebuck and Co., Sears Development Co., Innovel Solutions, Inc., Big Beaver of Florida Development, LLC and Kmart Corporation

Exhibit 10.2	First Amendment to Third Amended and Restated Credit Agreement, dated April 8, 2016, by and among Sears Holdings Corporation, Sears Roebuck Acceptance Corp., Kmart Corporation, the lenders party thereto and Bank of America, N.A., as agent

Exhibit 10.3	Confirmation, Ratification and Amendment of Ancillary Loan Documents, dated April 8, 2016, by and among Sears Holdings Corporation, Sears Roebuck Acceptance Corp., Kmart Corporation, certain of their respective subsidiaries and Bank of America, N.A., as administrative agent for its own benefit and the benefit of the other Credit Parties (as defined in the amendment to the Credit Agreement)

Exhibit 99.1	Press Release, dated April 8, 2016

Private Securities Litigation Reform Act of 1995 –

Cautionary Statement Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements about the Company’s ability to obtain the remaining $250 million in advances contemplated by the Loan Facility. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, those discussed in this Form 8-K and those discussed in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company intends the forward-looking statements to speak only as of the time made and does not undertake to update or revise them as more information becomes available, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ Kristin M. Coleman
Kristin M. Coleman
Senior Vice President, General Counsel and Corporate Secretary

Date: April 12, 2016

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